Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Royal Dutch Shell plc of our report dated June 25, 2010 relating to the financial statements of the Shell Provident Fund, which appears in the Form 11-K (Registration No. 001-32575) for such fund for the year ended December 31, 2009.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
London, United Kingdom December 16, 2010